UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011

Commission	Exact name of registrant as specified in its charter	State of	I.R.S. Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.

1-16163	WGL Holdings, Inc.	Virginia	52-2210912
101 Constitution Ave., N.W.
Washington, D.C. 20080
(703) 750-2000

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
5.02(d)(3): On a Current Report on Form 8-K filed with the Commission on April 27, 2011, WGL Holdings, Inc. (WGL Holdings), reported that its board elected Ms. Nancy Floyd and Ms. Diane Hoskins to serve on the board as directors beginning on June 1, 2011 until the next succeeding annual meeting of shareholders, or until their successors may be duly qualified and elected.
At the time the April 27th Current Report was filed, WGL Holdings reported that its board had not elected either director to a particular board committee. This Current Report updates the one filed on April 27th in order to report that on May 25, 2011, the WGL Holdings board of directors elected Ms. Hoskins to serve on its Human Resources Committee and Ms. Floyd to serve on its Governance Committee.
ITEM 8.01 OTHER EVENTS
The board of directors of WGL Holdings increased the size of its board from seven to nine persons effective June 1, 2011.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. (Registrant)
Date: June 1, 2011	/s/ William R. Ford
William R. Ford
Controller (Principal Accounting Officer)